Listing Report:Supplement No. 19 dated Jul 31, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 375157
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Feb-1988	Debt/Income ratio:	25%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	23 / 21	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	7y 8m
Amount delinquent:	$0	Revolving credit balance:	$28,389	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	stevehos333	Borrower's state:	NewYork	Borrower's group:	Credit Card Consolidation
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	30 ( 100% )	620-640 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	560-580 (Dec-2007) 680-700 (May-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	30
Description
Need to consolidate debt
Purpose of loan:
This loan will be used to? Pay off credit cards. ????

My financial situation:
I am a good candidate for this loan because?I have had a loan with Prosper since 2005. I have never missed a payment.

Monthly net income: $ 5000 ???? ????

Monthly expenses: $
??Housing: $ 2000
??Insurance: $ 70
??Car expenses: $ 300
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 415439
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$452.36

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	3 / 2	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	5	Length of status:	5y 0m
Amount delinquent:	$0	Revolving credit balance:	$465	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	jt989	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 94% )	700-720 (Latest)
Principal borrowed:	$15,000.00	< mo. late:	1 ( 6% )	720-740 (Dec-2007)
Principal balance:	$8,280.84	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Moving plus personal reasons
Purpose of loan:
This loan will be used to help with a job move to chicago or st louis and for personal reasons.

My financial situation:
I am a good candidate for this loan because I've always paid bills on time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418847
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$99.62

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-2003	Debt/Income ratio:	45%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$21,052	Occupation:	Military Officer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	76%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	impeccable-compassion	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards/Car loan
The purpose of this loan is to consolidate my credit card debt and organize it into one monthly payment. If I'm able to do this I will be better able to manage my finances and show creditors that I am making a stronger effort to come out of debt sooner. My financial situation is not a dire one, but this is a burden that I'd like to prevent from becoming one. I am a good candidate for this loan because I make my payments in a timely fashion as to not be late and accrue any more fees than necessary. I have guaranteed income that can support me while I'm paying back this loan as well as my monthly finances. With all of my monthly finances and all, I have at least half of my pay left for miscellaneous things. Below are high estimates of a few my expenses, excluding rent, utilities, phone/internet. All others are slightly higher and are usually lower.

Monthly net income: $ 3500
Monthly expenses: $ 1400 (including rent, car note, and student loan)
Housing: $ 425
Insurance: $ 76
Car expenses: $ 200
Utilities: $70
Phone, cable, internet: $ 110
Food, entertainment: $ 200
Clothing, household expenses $ 250
Credit cards and other loans: $ 300
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418849
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 29.08%	Starting monthly payment:	$39.85

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Dec-1990	Debt/Income ratio:	8%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	31	Length of status:	13y 0m
Amount delinquent:	$0	Revolving credit balance:	$19,194	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	parmotinc	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	2 ( 100% )	660-680 (Latest)
Principal borrowed:	$25,000.00	< mo. late:	0 ( 0% )	720-740 (Aug-2008) 740-760 (Jul-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	2
Description
Looking to grow business.
Purpose of loan:
The purpose of the loan is to buy more inventory for my?business.? I am?a full time Police Officer for the last 13 years.? Instead of working off duty I started a small business on the side.? ?I buy and sell cars of particular interest.? It is only part time at the moment, but will be full time when I retire from the Police Department in?7 years.? I have currently been in business for the last 5 years.? My background before joining the Police Department was at a World Challenge Corvette Race team.? I am able to identify and work on special interest vehicles.? I average around $35000/yr from my business and it is still only part time.??? I have already recieved one Prosper loan and paid it off on time and without any problems.?

My financial situation:
I am a good candidate for this loan because? I am trustworhy and honest.? My wife is a Physical Therapist and I'm a Police Officer so we both have job security.? Our house will be paid for in?7 years from a 15 year loan.? You can trust me that you will not make a mistake.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jun-2000	Debt/Income ratio:	5%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$9,029	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	cwill06	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Starting my Italian Ice Business
Purpose of loan:
This loan will be used to start a Italian Water Ice Business. This is a product that was originated in Philadelphia and is not well known here in Texas. It is different that shaved ice or snow cones.. It is made through a process similar to making ice cream. It is dairy free and very low in calories. I plan on purchasing a push cart and the water ice from Philadelphia and setting up at local venues around the Sate of Texas. The temperature here makes it ideal for this type of business.

My financial situation: My financial situation is ok. My wife and I bring home $7000.00/month combined income. My wife works on a base plus commission, which I have not factored in our take home pay. I am eligible for bonus every 6 months. I received a $13000.00 bonus this past March. Both our credit scores are in the 600's my wife's is above 670 last I checked.
I am a good candidate for this loan because I am dedicated and intent on being successful. My family depends on me and I want to provide a good living for them. I am a GOD fearing person, and I believe that HE has a plan for me, that involves helping others.

Monthly net income: $ 7000.00

Monthly expenses: $ 6500.00
??Housing: $2000.00
??Insurance: $300.00
??Car expenses: $2000.00
??Utilities: $400.00
??Phone, cable, internet: $200.00
??Food, entertainment: $400.00
??Clothing, household expenses $400.00
??Credit cards and other loans: $800.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418859
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 11.52%	Starting monthly payment:	$207.97

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1993	Debt/Income ratio:	11%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	43	Length of status:	13y 11m
Amount delinquent:	$0	Revolving credit balance:	$8,912	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	25%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	HoosierColt	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate credit card debt
Purpose of loan:
This loan will be used to consolidate the balances I have on three credit cards, so that I can pay them off sooner.

My financial situation:
I am recently single, and some of this debt was incurred during my marriage, and some came after becoming single, getting myself established on my own. I am a very responsible person financially, and it has been my intention all along that as soon as I was able, I would consolidate these balances with a loan so that I can not carry balances on credit cards. I want to fully pay them off with this 36 month loan.

I have a long history of responsible borrowing and always pay my bills. I have a very stable work situation.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418861
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	25.00%	Starting borrower rate/APR:	26.00% / 29.93%	Starting monthly payment:	$40.29

Auction yield range:	11.27% - 25.00%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Nov-1999	Debt/Income ratio:	12%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	3y 0m
Amount delinquent:	$0	Revolving credit balance:	$6,328	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	hopeful-finance	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dental work
Purpose of loan:
I have have had several?root canals and fillings, but was never financially able to follow-up with crowns. Many of my teeth have chipped and it has come to the point where?I need to get partials put in, so that I can be confident when I?smile. The dentist requires payment up front, and I have been saving for a long time. I am only approximately $950 away from having the full amount. I just found this website and I am hoping that it is my solution!!

My financial situation:
It's hard to believe that my credit?"grade" on here?is so?low. I'm assuming that?it's because I have several small credit?cards.?I have one major credit card and?4 store-issued cards, all of which I pay on time every month, as you can see by the credit detail.?My credit score from?the online credit report as of 7/31/09 is 698. I split my mortgage and all of the "house" bills with my live-in boyfriend, and making this payment will?not be?a problem?for me.

Monthly net income: $2,390.40

Monthly expenses: $1,221.00
??Housing: $350.00? (share?mortgage with boyfriend)
??Insurance: $61.00
??Car expenses: $100.00
??Utilities: $60.00?
??Phone, cable, internet: $160.00
??Food, entertainment: $150.00?
??Clothing, household expenses $50.00
??Credit cards and other loans: $215.00
??Other expenses: $75.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418863
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,800.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$126.66

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1985	Debt/Income ratio:	8%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	15	Total credit lines:	46	Length of status:	4y 7m
Amount delinquent:	$54,924	Revolving credit balance:	$460	Occupation:	Other
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	99	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bigtime40	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	46 ( 100% )	600-620 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	600-620 (May-2008) 580-600 (Aug-2006)
Principal balance:	$2,070.29	1+ mo. late:	0 ( 0% )
Total payments billed:	46
Description
Growing Company/PROVEN Prosper Rcrd
I am currently in the process of expanding an existing?eight year old business that provides contract delivery service to local customers. I have (2) employees servicing (3) major accounts. ?I have been offered?the delivery contract for a local grocery chain that?now offers home delivery for their pharmacy.?My current vehicles are full sized vans that are not feasible for the high volume/short trip nature of the business.?A local?auto dealer has offered me a?short term?lease on?2 hybrid vehicles that should be able to meet the clients needs. The loan will cover the up front costs of the vehicles including insurance. Revenue from the new business will more than cover?expenses including loan costs.?I do qualify for a "Cash for Clunkers" rebate by trading in one of my personal vehicles, so I have adjusted my loan needs.?

I have a?nearly (4) year history with Prosper including?completed loans with?never a missed or late payment providing my?investors with an attractive return and allowing them to share?in my success. I am willing to address any concerns or provide any additional information that may be needed. My large deliquent $ amount and # deliquencies involves three judgments?against?a company that I??had a small?ownership stake. The judgments were awarded for prior damages claimed by?existing franchisees after my company bought the brand out of bankruptcy. The judgments were issued in 02, vacated in 05, and reinstated in 07. They are still being mediated today, and plaintiffs are still attempting to collect therefore the reportings. I have not had to open any personal credit accounts in the past 4 years and only utilize a small business line of credit that is only available for approved uses.(i.e. payroll, direct expenses)?

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418865
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,200.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 28.40%	Starting monthly payment:	$47.82

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Oct-1995	Debt/Income ratio:	18%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	12	Length of status:	6y 6m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	4	Homeownership:	No
Inquiries last 6m:	1
Screen name:	thewhistler77	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-660 (Feb-2008)
Principal balance:	$570.85	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Great Business Opportunity
Purpose of loan:
This loan will be used to? a business opportunity and some expenses

My financial situation:
I am a good candidate for this loan because? I have paid current loan on time each month,
I am steadily employed and have an improving credit score, and have paid other bills without missing paymens

Monthly net income: $ 1500-1800

Monthly expenses: $
??Housing: $ 650
??Insurance: $ 180
??Car expenses: $ 210
??Utilities: $
??Phone, cable, internet: $50
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418867
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	11.27%	Starting borrower rate/APR:	12.27% / 14.40%	Starting monthly payment:	$833.59

Auction yield range:	11.27% - 11.27%	Estimated loss impact:	10.24%
Lender servicing fee:	1.00%	Estimated return:	1.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Mar-1994	Debt/Income ratio:	41%
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	20 / 19	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	4y 10m
Amount delinquent:	$0	Revolving credit balance:	$58,693	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	lotus4	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Debt
Purpose of loan:
I currently have this debt on a number of credit cards. I have never missed a payment and always have made higher than minimum payments on these cards. I am looking to turn it into 1 payment, and to save some interest, as the money I am looking to pay off is about to reset to higher interest rates (end of promotional offer)

My financial situation:
I have been with the same company for the past 5 years. My pay has increased over this time from 55k to almost 90k when my winter bonus (10k the past 3 years) is added in. I have no delinquencies or late payments in my credit history.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418869
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.93%	Starting monthly payment:	$63.33

Auction yield range:	14.27% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1999	Debt/Income ratio:	26%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	8 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	2y 10m
Amount delinquent:	$0	Revolving credit balance:	$5,245	Occupation:	Student - College G...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	librarian78	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	34 ( 100% )	600-620 (Latest)
Principal borrowed:	$3,850.00	< mo. late:	0 ( 0% )	600-620 (May-2008) 520-540 (Dec-2006)
Principal balance:	$888.16	1+ mo. late:	0 ( 0% )
Total payments billed:	34
Description
3rd Prosper Loan - No Late Payments
I am a newly graduated library science student living in the Bay Area, CA. After 2.5 years of hard work, I have completed the coursework to earn my Master's degree, and am excited to start my career as a librarian.

I am hoping to secure a loan to pay for basic living expenses as I search for a full-time career position. During my job hunt, I will earn income through temp work and waitressing, which will allow me to make monthly loan payments. In addition, my boyfriend and I plan to move to a lower-rent apartment this summer, and the loan would help facilitate that move (i.e., security deposit and truck rental).

I have been a member of Prosper since December 2006, and have received two loans: One paid off in full ($2,550) and one active ($1,300). I have made a total of 34 loan payments, and every payment has been on time and in-full. My experience with Prosper and its lenders has been wonderful. During the processes of getting my first two loans funded, I was impressed by the kind support and encouragement of the Prosper community.

Years of working for non-profit organizations and supporting myself through school have left me with some large debts, hence my E rating. However, I am very responsible about paying my debts on time and pride myself on being a responsible borrower. Please feel free to ask me any questions or request more information. Thank you for looking at my listing!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,400.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.55%	Starting borrower rate/APR:	18.55% / 21.20%	Starting monthly payment:	$51.00

Auction yield range:	8.27% - 17.55%	Estimated loss impact:	6.90%
Lender servicing fee:	1.00%	Estimated return:	10.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-2000	Debt/Income ratio:	Not calculated
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$4,588	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	interest-sunshine4	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Honeymoon vacation
Purpose of loan:
This loan will be used to pay for our HONEYMOON VACATION TO EUROPE.

My financial situation:
I am a good candidate for this loan because i have never been late on any payments to any accounts i currently have or have had in the past.? Once this loan is funded we will use it to fund our honeymoon vacation to europe. We plan to pay this loan off as soon as we can and continue to build trust with the prosper community.

My Income is currently low as i am a student and i work part time.

My fiancee currently makes 80K+ a year and has done so for the past 2.5years , but due to us not being married yet, i cannot count that income as my own but? He pays all the bills with his money so that i can focus on my second college degree.

Below is only my income information and not our household total.

Monthly net income: $ 2000

Monthly expenses: $ 1250
??Housing: $ 400
??Insurance: $ 50
??Car expenses: $ 50
??Utilities: $ 60
??Phone, cable, internet: $ 60
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418885
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$179.32

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Aug-1990	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	23	Length of status:	15y 1m
Amount delinquent:	$0	Revolving credit balance:	$1,117	Occupation:	Construction
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	handyharry	Borrower's state:	Illinois	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bridge Loan During Injury Recovery
Purpose of loan:
This loan will be used to?
?Meet regular household expenses during the month of August.
These include food, housing (mortgage), and all associated utilities in a household.
The need is brought on by an accident I had while working with a power saw over a month ago. The saw "kicked back" onto my toes and nearly severed them through.
I am a local handyman with a loyal customer base.
I have exhausted reserve funds and do not wish to put all expenses on credit cards.

My financial situation:
I am a good candidate for this loan because?
I make payments on time to all parties, with rare exceptions.
I have a waiting list of work that my loyal customers are stockpiling while they wait for my return to working duties which should happen at the end of August.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418889
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,700.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	17.27%	Starting borrower rate/APR:	18.27% / 20.48%	Starting monthly payment:	$134.27

Auction yield range:	17.27% - 17.27%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-2000	Debt/Income ratio:	24%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sparkybrneyes	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	640-660 (Latest)
Principal borrowed:	$5,900.00	< mo. late:	0 ( 0% )	640-660 (Apr-2009) 660-680 (Apr-2008)
Principal balance:	$3,700.04	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Refinance Prosper Loan
Refinance Prosper Loan, I set it as?as auto funding so you don't get bid down on the interest rate.

I am a good candidate for this loan because I am conscientious of my financial obligations, I pay my bills on time, I have not?missed or been late on my current prosper loan. ?I have funded?20+ ($50) loans on prosper and have referred 100+ new members. Repaying my prosper loan will be a #1 financial priority. My credit score and maintaining the integrity of the prosper community is important to me. Please Bid with confidence.

I have worked diligently to restore my credit-worthiness after a couple of setbacks.

Monthly Income: $1200

Although I have low income. I own my mobile home?outright, so my monthly living expenses are also low.

Approx.?monthly expenses
$375.00 - Lot rent, water, sewer, garbage
$ 45.00 - Phone
$130.00 - Power/Gas
$200.00 - Auto- Gas and Maintenance
$267.00 - Prosper loan
$1017.00 - Total?approx. monthly expenses (This amount will reduce with new prosper loan)

I did not include expenses for food, entertainment, clothing, household, insurance,?etc. The?additional support income I receive varies and is not included in the above monthly income, however my total income covers these items.
Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418891
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$316.65

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1987	Debt/Income ratio:	15%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	31	Length of status:	20y 6m
Amount delinquent:	$288	Revolving credit balance:	$14,136	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	astute-trade	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay income tax and a few bills
Purpose of loan:
This loan will be used to? pay my income tax

My financial situation:
I am a good candidate for this loan because? I am a hard working individual who has had some hard times due to the slacking economy.

Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $ 1300 ???? ????
??Insurance: $
??Car expenses: $
??Utilities: $ 1000
??Phone, cable, internet: $ 155
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 5000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 417904
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	B
Term:	36 months	Estimated loss:	5.0%

Starting lender yield:	12.97%	Starting borrower rate/APR:	13.97% / 16.13%	Starting monthly payment:	$136.65

Auction yield range:	6.27% - 12.97%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1993	Debt/Income ratio:	44%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	14 / 12	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	40	Length of status:	5y 2m
Amount delinquent:	$0	Revolving credit balance:	$8,803	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	57%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	bpandalover	Borrower's state:	Oklahoma	Borrower's group:	INVESTING in LIFE
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Roof for home
Purpose of loan:
Need to replace our roof to be able to sell our home
My financial situation:
Currently paying off 1 credit card and have just paid off a personal loan.
nthly net income: $ 4,000

Monthly expenses: $
??Housing: $?776.00
??Insurance: $
??Car expenses: $150.00
??Utilities: $?300.00
??Phone, cable, internet: $?180.00
??Food, entertainment: $?250.00
??Clothing, household expenses $
??Credit cards and other loans: $?175.00
??Other expenses: $ 170.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418526
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$119.28

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	26.38%
Lender servicing fee:	1.00%	Estimated return:	-2.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Nov-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	8 / 5	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	45	Length of status:	0y 0m
Amount delinquent:	$0	Revolving credit balance:	$11,910	Occupation:	Doctor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	100%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	tender-reward1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Just graduated..awaiting license
Purpose of loan:
This loan will be used for various reasons. I just graduated from Optometry school and my wife and I just moved cross country. I would like to use this loan for some household items as well as items I would like to purchase for my business.

My financial situation:
I am a good candidate for this loan because after 4 years of graduate school, I am now officially a doctor. I know that my hard work and dedication to the field will prove to be lucrative right away. I have chosen to work in a commercial setting where I will start any day now as I am in the final stages awaiting state licensure.

Monthly net income: $ will be approximately $8000-$9000/mth

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 100
??Car expenses: $ 250
??Utilities: $ 50
??Phone, cable, internet: $ 60
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$271.42

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-1990	Debt/Income ratio:	26%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	20 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	47	Length of status:	16y 6m
Amount delinquent:	$0	Revolving credit balance:	$61,956	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	93%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	asset-computer	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needing help to get by until Feb'10
Purpose of loan:
We are a family of 7 and this loan will be used to help us make ends meets each month to pay bills, food, rental house expenses, and state tax ($500) until February 2010 where I will received my yearly bonus of 5k and our tax refund of 3k. I will surely pay the money that I will spend each month and return whatever is left and pay the whole amount by that time. There is another chance that I will be borrowing the same amount next year at around this time for my daughter will be in college. Thank you so much for checking. I hope you all can help. God bless!

My financial situation is not good until February 2010 where I will receive my yearly bonus of 5k and my tax refund of 3K
I am a good candidate for this loan because I pay my obligations on time and never late. Because of medical expenses that I incur in the past 2 years, I may not be able to pay my bills on time starting next month.

$4262 + 1000 (Wife's income) + 1000 (Rental income)

Monthly expenses: $
??Housing: 2804 including rental place
??Insurance: $155
??Car expenses: $300
??Utilities: $350
??Phone, cable, internet: $150
??Groceries/ household expenses: $1500
??Credit cards and other loans: $1800
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418846
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	A
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 12.97%	Starting monthly payment:	$32.00

Auction yield range:	4.27% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.30%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1993	Debt/Income ratio:	37%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$26,439	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	gizmo65	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
'Prosper Loan To Re-Invest"
Purpose of loan:
Wanting to re-invest into my Prosper Lending account.? Been a lender since 2007.? My Prosper income is quite enough to pay for this loan:-)?

My financial situation:
I have a steady income from my employment and i pay my bills on time.? Also have steady income with Prosper.???

Monthly net income:?2680.00

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	24.17%	Starting borrower rate/APR:	25.17% / 27.48%	Starting monthly payment:	$79.70

Auction yield range:	11.27% - 24.17%	Estimated loss impact:	10.59%
Lender servicing fee:	1.00%	Estimated return:	13.58%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1988	Debt/Income ratio:	Not calculated
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	8 / 7	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	11	Length of status:	0y 7m
Amount delinquent:	$0	Revolving credit balance:	$9,606	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	12%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	openness-journey	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unexpected Bills before payday
Purpose of loan:
This loan will be used to? pay unexpected bills we received before pay day. Electricity, Vet bills, a security deposit, cell phone bill, as well as food.

My financial situation:
I am a good candidate for this loan because? My husband, of whom I am a dependant of, has a job with the military, which he cannot lose. He gets a steady pay check every other week. I have about $230,000 in stocks and investments. I am not using them as of now because I do not want to pull them out, especially at the current economic standing. We have plenty of money to pay back the loan, we just haven't received our Basic Allowance for Housing (BAH) from the military yet, since we are just recently married.

Monthly net income: $ 4500 We have a net income every month of about $3500 from the military as well as $1000 from our family.

Monthly expenses: $
??Housing: $ 745
??Insurance: $ 0
??Car expenses: $?150
??Utilities: $ 200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418856
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$743.27

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	2	First credit line:	Nov-1971	Debt/Income ratio:	40%
Credit score:	840-860 (Jul-2009)	Current / open credit lines:	21 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	41	Length of status:	14y 2m
Amount delinquent:	$0	Revolving credit balance:	$9,357	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	36%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	top-loan-sunshine	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Additional expenses
Purpose of loan:
This loan will be used to offset limited business expenses for the next month until next month until revenue stream increases.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and I have good credit rating.? This business has been in operating for 40 years.? Due to the current national economic situation my cash flow is limited until the month of August.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418858
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	AA
Term:	36 months	Estimated loss:	0.6%

Starting lender yield:	6.17%	Starting borrower rate/APR:	7.17% / 10.67%	Starting monthly payment:	$30.95

Auction yield range:	3.27% - 6.17%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1997	Debt/Income ratio:	23%
Credit score:	740-760 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 9m
Amount delinquent:	$0	Revolving credit balance:	$1,525	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	7%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	harmonious-wampum	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Needing cleaner transportation
Purpose of loan:
This loan will be used to purchase more environmentally friendly transportation.? I live in a city where I rarely travel more than 10 miles away from where I live, for work, errands or play, and we have good enough weather year-round that it is foolish to own a car (which is, anyway, the second car of my fiance and I, and we only end up using one car in the first place).? By purchasing cheaper transportation, such as a small scooter or a CT-90, I will have ensured transportation and will be able to sell my current car and commit to a generally environmentally cleaner lifestyle.

My financial situation:
I am a good candidate for a loan because I am a recent college graduate with virtually no debts, with a steady, well-paying?job as an administrative assistant for a financial planning firm, and with good prospects for an even better paying job in the future.? I lead an incredibly frugal lifestyle and keep my debts and fixed costs low, and have been well trained by my boss and the other individuals I work with to be responsible with my money.? I also will have the income of my soon-to-be husband combined with my own?in the next six months, leading to even better financial stability.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418860
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,575.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	18.57%	Starting borrower rate/APR:	19.57% / 21.80%	Starting monthly payment:	$95.13

Auction yield range:	8.27% - 18.57%	Estimated loss impact:	6.93%
Lender servicing fee:	1.00%	Estimated return:	11.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Dec-1989	Debt/Income ratio:	19%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	3 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	17y 1m
Amount delinquent:	$0	Revolving credit balance:	$6,472	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	92%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	hsprovider	Borrower's state:	Texas	Borrower's group:	Small Business & Self Employed
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	26 ( 100% )	680-700 (Latest)
Principal borrowed:	$10,250.00	< mo. late:	0 ( 0% )	680-700 (Apr-2007)
Principal balance:	$3,034.86	1+ mo. late:	0 ( 0% )
Total payments billed:	26
Description
Strait "A" Student Needs a Car
Purpose of loan: This loan will be used to purchase a vehicle for my daughter. I asked her why she needs a car. Her response is " I need a car for school, I am studying to be a Doctor and will need transportation to health science clinical training rotations at varoius hospitals, as well as to my part time job. I have always?made strait "A"s in school. Having a car will help me to achieve my goal in becoming a Doctor so that I may help others." My Dad has agreed to list this request on Prosper as a way to help me get a car. My Dad will make the payments on this loan and I will help out with the insurance and gas. Please bid on my loan request for a car. Thank you very much, Carley

My financial situation: Just a few years ago my credit score had fallen to 540 due to a serious downturn in the economy caused by 911 and a divorce (bankruptcy 6 years ago). Since then I have reestablished my credit and my score is now nearly 700. Just over two years ago, I borrowed $10,250 from Prosper peer to peer lending and have made every payment on time. This additional loan will not create any financial preasure on me as far as ability to repay it. Your bidding is greatly appreciated.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $?550
??Insurance: $ 75
??Car expenses: $?455
??Utilities: $ 150
??Phone, cable, internet: $ 130
??Food, entertainment: $ 200
??Clothing, household expenses $?200
??Credit cards and other loans: $ 500
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418864
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	31.58%	Starting borrower rate/APR:	32.58% / 36.67%	Starting monthly payment:	$43.88

Auction yield range:	14.27% - 31.58%	Estimated loss impact:	16.15%
Lender servicing fee:	1.00%	Estimated return:	15.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jan-1989	Debt/Income ratio:	30%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	43	Length of status:	3y 9m
Amount delinquent:	$535	Revolving credit balance:	$1,179	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	3boymama	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	55 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007) (Apr-2006)
Principal balance:	$887.85	1+ mo. late:	0 ( 0% )
Total payments billed:	55
Description
NO RISK - Paid off 1 Prosper Loan
Purpose of loan:
This loan will be used to refinish the Hardwood Floors throughout our house.? My son has been suffering from severe allergies for the past year.? His allergist told us he will suffer less if we removed all the carpeting from the house.? We have down all the hard working of removing this carpeting ourselves.? The task was large, but as a family we did it!? Now it is time to refinish all the hardwood floors underneath.?

We have the time and the commitment to get the job done -- all we need is a little extra cash to get this project completed before the end of summer.?

I have borrowed from Prosper before, and paid back one loan in full and my current loan will be paid off in December 2010.? I can easily handle this monthly payment and you can feel secure in lending to me based on my past loans with Prosper.com.

My financial situation:
I am a good candidate for this loan because both my husband and I have full-time secure?employment.? I also sell Mary Kay and have a decent customer base.

I have taken out two previous loan with Prosper.? I have ?successfully paid off?one with all 36 payments on-time.? I?have also made timely?payments on the current loan and will have that paid off in December 2010 (or before).? I was able to make both of these loan payments at the same time?without any problems.?

My expenses are considerably less than my income.

Monthly net income: $ 2554.00

Monthly expenses:??
??Housing: $ 150?/?House?Insurance: $ 40
??Car expenses: $ 358?
??Utilities: $ 120
??Credit cards: $60
??Prosper Loan:? $61.10

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418866
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	E
Term:	36 months	Estimated loss:	14.7%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$188.38

Auction yield range:	14.27% - 20.00%	Estimated loss impact:	15.59%
Lender servicing fee:	1.00%	Estimated return:	4.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-1993	Debt/Income ratio:	17%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	21	Length of status:	8y 9m
Amount delinquent:	$5,330	Revolving credit balance:	$6,495	Occupation:	Professional
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	61%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	5	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	LDD1968	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 89% )	600-620 (Latest)
Principal borrowed:	$4,500.00	< mo. late:	4 ( 11% )	580-600 (Jul-2006) 560-580 (Jul-2006)
Principal balance:	$209.75	1+ mo. late:	0 ( 0% )
Total payments billed:	35
Description
Start Medical Software Consult Ofc
Purpose of loan:
This loan will be used to purchase business equipment for an "on the side" medical software, computer consulting business for physician and surgeon groups in the southeast and southwest regions of Georgia.? With the healthcare reform stimulus act, this is a growing business in great need of EMR/EHR system implementations, training and ongoing support. I will keep the full time job, while growing this business on the side as a VAR or partner with McKesson's latest practice management/electronic medical records software.? There is a lot of money to be made in this field at this time, as each physician is eligible for up to 44K-64K for EMR software implementation nationwide.

My financial situation:
I am a good candidate for this loan because I have secure full time career, been in the particular industry for 26 years and feel that this side venture will be the key to securing my financial future and career growth.

Monthly net income: $ 4200.00

Monthly expenses: $?2,900.00
??Housing: $ 1102.00
??Insurance: $ 110.00
??Car expenses: $ 381.82
??Utilities: $ 220.00
??Phone, cable, internet: $ 84.00
??Food, entertainment: $?250.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 231.22
??Other expenses: $ 200.00-300.00 (son's college expenses)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418868
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-2001	Debt/Income ratio:	32%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 4m
Amount delinquent:	$0	Revolving credit balance:	$13,512	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	99%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	pure-return	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
Assist in making some repairs to my home and paying off some bills.
My financial situation:
I am a good candidate for this loan because?
All my bills have been paid on time for the last 8 years. I do not believe in not paying my bills. I have always been meticulous about paying back on a timely basis. My credit cards, in fact my credit report, is a testament to this, every creditor shows pays on time. I am aware that as a new Borrower to this site that there may be skeptics but I want to assure all potential lenders that I intend to fully pay off this debt. Sometimes we need others to give us a little assistance to move forward and a friend referred me to this site because this is exactly what gets accomplished here. People helping each other out.
Monthly net income: $ 2600

Monthly expenses: $ 2000 (total) $600 for clothes, food, movies?
??Housing: $ 1000.00
??Insurance: $ 40.00
??Car expenses: $ 300.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 60.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 300.00
??Other expenses: $100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418870
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,750.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$124.40

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jan-1987	Debt/Income ratio:	20%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	14 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	44	Length of status:	27y 11m
Amount delinquent:	$0	Revolving credit balance:	$13,825	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	108%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	united4jc	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 67% )	680-700 (Latest)
Principal borrowed:	$6,250.00	< mo. late:	5 ( 33% )	660-680 (Mar-2008)
Principal balance:	$3,908.97	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Helping hands
Purpose of loan:
This loan will be used to? I have store?credit cards w/high interest rates that I need to pay off as soon as possible.?

My financial situation:
I am a good candidate for this loan because? I cannot afford to continue living from payday to payday with barely no to minimum amount of money because of these debts.? Before I was married, I didn't realize?the importance of keeping a well-blanced budget and maintaining a good credit score. ?More than half of my earnings is going to credit card bills and I do have a family to support.? This debit is becoming a burden on my health and very stressful at the same time.? Once these cards are paid in full, my plan is to only use my VISA debit card for purchases.? Anything I cannot afford will have to be put on hold.? I will be able to breathe a lot easier.? In addition, I am also trying to put away funds for my daughter to attend college in 2010.
Monthly net income: $ 3,162

Monthly expenses: $
??Housing: $ 1180
??Insurance: $
??Car expenses: $?70
??Utilities: $ 130
??Phone, cable, internet: $ 120
??Food, entertainment: $ 350
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 5200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418872
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-2001	Debt/Income ratio:	44%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	23	Length of status:	22y 10m
Amount delinquent:	$0	Revolving credit balance:	$4,589	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	24%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	yieldasaurus	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Build out of new business
Purpose of loan:
This loan will be used to? Build office and purchase equipment, such as CCTV, Speaker system, and srpinkler system

My financial situation:
I am a good candidate for this loan because?
I do pay my bills on time.
Monthly net income: $
5,500
Monthly expenses: $
??Housing: $ 1800
??Insurance: $ 240
??Car expenses: $ 1600
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418874
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,900.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$367.92

Auction yield range:	17.27% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jul-2004	Debt/Income ratio:	Not calculated
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	4 / 4	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	9	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$10,287	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	sigepkid	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Diligent College Student
Purpose of loan:
This loan will be used to pay off credit cards carrying school-related debts. Further, I am trying to augment my credit history in endeavor to finance the purchase of a house.

My financial situation:
My credit history is flawless, only burdened by revolving balances. I am two classes shy of a B.S. in Finance from a prominent University. Also, I am perusing a B.S. in Mathematics. I am a member and the former treasurer of a Sigma Phi Epsilon fraternity chapter. Recently, my position at Bank of America was terminated. Starting next week, I will collect a weekly $200 from my state's unemployment bureau; and I am eligible to receive this benefit until late July of next year, or until the sum of my benefits exceeds approximately $5000, whichever comes first. In the absence of employment, I have assiduously developed a business plan, and concurrently furthered my studies. Currently, all of my expenses are subsidized. Every month, I receive $1000 from my parents. In addition, I do not pay rent, utilities, insurance, or even gas. I hold title to a relatively new car. My other assets include a small portfolio of stocks, an IRA, and land, none of which can be used to secure a small loan. Given the recent performance of equities, I believe liquidating my small portfolio would be foolish; but if it was required, I could pay off about half of the principal. That said, I intend to buy a house and start a business upon graduation, so an early payoff is unlikely. Thank you for your time.
Monthly net income: $ 1800

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, Internet: $ 0
??Food, entertainment: $ 200 (dining)
??Clothing, household expenses $ 100 (clothes)
??Credit cards and other loans: $ 200 (credit cards)
??Other expenses: $ 50 (coffee)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418878
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,900.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$221.66

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1987	Debt/Income ratio:	23%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	0y 8m
Amount delinquent:	$0	Revolving credit balance:	$1,636	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	71%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	KeepingItTogether	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	640-660 (Latest)
Principal borrowed:	$4,900.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007) 660-680 (Oct-2006)
Principal balance:	$674.85	1+ mo. late:	0 ( 0% )
Total payments billed:	32
Description
Modification unsuccessful
I?need a loan to temporarily subsidize my income for the next 4 months.? My husband lost his job as Human Resources Director in December 2008 and has not been able to find a job.??We requested a loan modification on our home?5 months ago.? Instead of?the modification, the?bank send us?a Foreberance Agreement which raises our monthly payment by $1,200 for the next 4 months to bring us current.? If we do not comply with this agreement they will begin the foreclosure process.? We?had a title company prepare a property profile and our home has $45,000 - $55,000 equity since we?put 20% down when we bought it in 2003.?My current?annual income is $55,000 gross and I am applying for a promotion which will immediately increase my income by $20,000 a year.??I presently have a loan with Prosper which I have paid on time for the past?32 months and?will be?paid off?within 3 months.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418880
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.88%	Starting borrower rate/APR:	18.88% / 22.64%	Starting monthly payment:	$36.60

Auction yield range:	8.27% - 17.88%	Estimated loss impact:	6.91%
Lender servicing fee:	1.00%	Estimated return:	10.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Dec-1999	Debt/Income ratio:	7%
Credit score:	640-660 (Jul-2009)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	9	Total credit lines:	21	Length of status:	2y 7m
Amount delinquent:	$644	Revolving credit balance:	$6,275	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	38%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	38	Homeownership:	No
Inquiries last 6m:	1
Screen name:	interestenstein	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding/engage. ring (gay wedding)
Purpose of loan:
This loan will be used to fund an engagement/wedding ring (we're using one ring for both) for my partner. I really just need $700 from this total amount so the extra $300 will be set aside immediately to allow me to pay back this loan. I'm using a friend to design/make the ring so the cost will be lower than other places, but I need to pay him really soon because he's waiting on me to cast the ring in gold (and my partner's ringless!).

My financial situation:
I have a lower credit score because of my college loans and some bad credit card decisions on my part (while I was still in college...). Despite my debt, things are stable now and I will be able to set aside $100 every month to pay this back (while paying off my other debt).

Monthly net income: $2,860

Monthly expenses:
??Rent: $630/month rent
??Utilities: $70/month (electric + gas)
??Phone, cable, internet: $160/month
??Student loans: $892 Thank you.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418882
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$270.97

Auction yield range:	17.27% - 22.00%	Estimated loss impact:	26.25%
Lender servicing fee:	1.00%	Estimated return:	-4.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	14 / 14	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	21	Length of status:	6y 4m
Amount delinquent:	$0	Revolving credit balance:	$12,697	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	60%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	SaintRG	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to buy silk screening material
Purpose of loan:
Material for new silk screening business. T-shirts...ect.

My financial situation:
Care For The Children (www.care4thechildren.org )?is a charity that paints address numbers on city curbs for voluntary donations. We paint two to three thousand addresses a week. The collectors that go out and ask for donations bring in $500 to $1,000 dollars a night for the charity. Our charity website has one to three hundren people a week that go to our charity?website. We have an e-commerce section on our website that we can sell the silk screen t-shirts that we make. We have nineteen thousand dollars invested in equipment and ink. We need to buy a bulk order of t-shirts to begin production.

Monthly net income:
My income comes from my own business City Numbering Service that paints the address numbers for the charity Care For The Children. In the year 2008 I had a gross of $167,000 and after deductions there was a net of $72,000
Monthly expenses: $
??Housing: $ 3,800
??Insurance: $?paid
??Car expenses: $ 400 gas
??Utilities: $ 250
??Phone, cable, internet: $ 275
??Food, entertainment: $ 700
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 2,000
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418886
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 27.31%	Starting monthly payment:	$318.08

Auction yield range:	17.27% - 24.00%	Estimated loss impact:	19.38%
Lender servicing fee:	1.00%	Estimated return:	4.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	23 / 20	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	53	Length of status:	5y 9m
Amount delinquent:	$0	Revolving credit balance:	$47,893	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	90%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	vibrantcoco	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Family Payback Time
Purpose of loan:
This loan will be used to pay my family back for the money they let me borrow to pay my 2008/2009 property taxes. I promised to pay by the end of July and don't have it right now.

My financial situation:
I am a good candidate for this loan because although I have a lot of debt, I have not missed a payment on my mortgage and non-mortgage accounts. I take pride in my credit and know the importance of maintaining good credit.

Monthly net income: $ 13,000/month

Monthly expenses: $
??Housing: $ 5300.00
??Insurance: $
??Car expenses: $ 795
??Utilities: $ 300
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $ 500
??Credit cards and other loans: $ 1500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418888
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	17.55%	Starting borrower rate/APR:	18.55% / 20.77%	Starting monthly payment:	$91.07

Auction yield range:	8.27% - 17.55%	Estimated loss impact:	6.90%
Lender servicing fee:	1.00%	Estimated return:	10.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1992	Debt/Income ratio:	42%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	13 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	66	Length of status:	9y 11m
Amount delinquent:	$0	Revolving credit balance:	$33,961	Occupation:	Analyst
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	56%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	33	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	happyhousehunter	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	660-680 (Latest)
Principal borrowed:	$11,500.00	< mo. late:	0 ( 0% )	700-720 (Mar-2008)
Principal balance:	$7,224.53	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Gotta replace that furnace!
Purpose of loan:
This loan will be used to replace a furnace for a rental property. The cost of the furnace was about $2,000 without labor costs.

My financial situation:
I am a good candidate for this loan because i continue to work?for Los Angeles County's Department of Public Health as a ?planner and I'm?
making a little over $96,000 annually.?

Monthly Net Income: $8,020

Monthly expenses: $ 3,863
??Housing: $ 1,370
??Insurance: $ 339
??Car expenses: $575
??Utilities: $ 60
??Phone, cable, internet: $120
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $?450
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418892
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	8.5%

Starting lender yield:	23.99%	Starting borrower rate/APR:	24.99% / 27.30%	Starting monthly payment:	$477.05

Auction yield range:	8.27% - 23.99%	Estimated loss impact:	9.07%
Lender servicing fee:	1.00%	Estimated return:	14.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	May-1990	Debt/Income ratio:	64%
Credit score:	780-800 (Jul-2009)	Current / open credit lines:	16 / 14	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	35	Length of status:	4y 3m
Amount delinquent:	$582	Revolving credit balance:	$81,159	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	bold-triumphant-yield	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Opening a new business for trucking
Purpose of loan:
This loan will be used to? help me open a new company for trucking brooker to hire more help and pruchase more supplys

My financial situation:
I am a good candidate for this loan because? I am trust worthy and make all my payments on time thank you ..
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418894
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	C
Term:	36 months	Estimated loss:	6.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	8.27% - 34.00%	Estimated loss impact:	7.33%
Lender servicing fee:	1.00%	Estimated return:	26.67%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Apr-1990	Debt/Income ratio:	24%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	12 / 11	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	44	Length of status:	3y 2m
Amount delinquent:	$0	Revolving credit balance:	$42,852	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	82%	Stated income:	$100,000+
Delinquencies in last 7y:	32	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	TomMinnesota	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 92% )	660-680 (Latest)
Principal borrowed:	$3,600.00	< mo. late:	1 ( 4% )	660-680 (May-2009) 620-640 (Jun-2007) 600-620 (Feb-2007) 600-620 (Jan-2007)
Principal balance:	$1,478.46	1+ mo. late:	1 ( 4% )
Total payments billed:	25
Description
HELP! Getting Out Of Debt!
I am 36 years old, and a business professional earning $102,000 per year plus bonus.? A few years back I took a leap and opened my own business, which due to the economy did not provide the growth I needed to continue.? I'm almost done paying off previous debts I accumulated due to being self-employed.? This will allow me to consolidate several debts into one payment.? I have another Prosper loan with excellent payment history.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 418900
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.27% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Aug-1993	Debt/Income ratio:	16%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	1 / 1	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Homeownership:	No
Inquiries last 6m:	0
Screen name:	keiradylanlukas	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	15 ( 100% )	660-680 (Latest)
Principal borrowed:	$6,000.00	< mo. late:	0 ( 0% )	660-680 (Apr-2008)
Principal balance:	$3,833.52	1+ mo. late:	0 ( 0% )
Total payments billed:	15
Description
Pay off Property Taxes-Plesae Help
Purpose of loan:
This loan will be used to pay off my 2009 Property taxes and the remaining balance of my first Prosper loan.
My financial situation: Please believe in me again!
About 16 Months ago the wonderful people of Prosper took faith in me and approved my loan which helped me pay my Property Taxes. Well it's that horrible tax?time again and I once again am looking for the support of the Prosper lenders. As you can see by my Prosper payment status, I have never missed my Prosper payment. I have a steady job with a good company. My wife and I make all of our monthly payments on time and are very responsible individuals
Monthly net income: $ 7000.00? (My wife's and My income combined)

Monthly expenses: $ 5700.00
??Housing: $ 2000.00
??Insurance: $ 300.00
??Car expenses: $ 1000.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 225.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $?500.00
??Other expenses: $ 600.00
Information in the Description is not verified.